UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2009

Hanover Capital Mortgage Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Metroplex Drive, Suite 100
Edison, NJ 08817
(732)548-0101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
N/A
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing
     On February 24, 2009, the NYSE Alternext US LLC (“Exchange”) notified the Company that it had granted the Company a further extension until June 30, 2009 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange Company Guide.
     Previously, on April 8, 2008, the Company received notice from the Exchange Staff indicating that the Company was below certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company was not in compliance with (1) Section 1003(a)(i) of the Exchange Company Guide due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and (2) Section 1003(a)(iv) of the Exchange Company Guide in that the Company had sustained losses which were so substantial in relation to overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.
     The Company had previously been granted an extension until February 27, 2009 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange Company Guide and until October 8, 2009 to regain compliance with the continued listing standards of Section 1003(a)(i) of the Exchange Company Guide.
     Based on available information including the Company’s plan to regain compliance (the “Plan”), as well as conversations between Exchange Staff and representatives of HCM, the Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the revised Plan period, which the Exchange has now determined to be no later than June 30, 2009.
     The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the Plan and to achieve certain milestones, or to regain compliance with the continued listing standards by the end of the extension period could result in the Company’s common stock being delisted from the Exchange.

Item 8.01	Other Events
     The information set forth above in item 3.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

9.1	Press Release, dated February 26, 2009.
[signature on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: February 26, 2009	By:	/s/ Harold McElraft
Harold McElraft
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release, dated February 26, 2009